SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2007

GRILL CONCEPTS, INC.

(Exact name of registrant as specified in Charter)

Delaware	0-23326	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11661 San Vicente Blvd., Suite 404 Los Angeles, California	90049
(Address of Principal Executive Offices)	(Zip Code)

310-820-5559

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On July 17, 2007, Grill Concepts, Inc. (the “Company”) sold 2,000,000 shares of common stock (the “Shares”) and warrants (the “Warrants” and, collectively with the Shares, the “Offered Securities”) to purchase up to an aggregate of 735,000 shares of common stock for aggregate gross proceeds of $14,092,400. The offer and sale of the Shares and Warrants was made pursuant to definitive subscription agreements (the “Subscription Agreements”) entered into on July 2, 2007, as more fully described in the Company’s Current Report on Form 8-K, dated July 2, 2007 and filed with the Securities and Exchange Commission on July 6, 2007.

The Warrants entitle the holders to purchase one share of common stock for each Warrant held at any time prior to July 17, 2012 at an exercise price equal to $8.05 per share, subject to adjustment upon certain corporate events, including stock dividends, distributions and reclassifications. The Warrant exercise price is also subject to adjustment upon certain issuances of shares at prices below the exercise price of the Warrant, provided, however, that the exercise price shall in no event be reduced to less than $7.00 (subject to adjustment in the event of splits, reverse splits, stock dividends and similar transactions).

The Offered Securities were offered by the Company in a private placement transaction pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. Each of the Investors represented that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act.

Pursuant to the terms of the Subscription Agreements, the Company and the Investors entered into a Registration Rights Agreement, under which the Company agreed to file with the Securities and Exchange Commission, within 30 days, a registration statement covering the Offered Securities. In the event the registration statement covering the Offered Securities is not filed or declared effective by the Securities and Exchange Commission within the time periods described in the Subscription Agreements, and under certain other circumstances, the Company will be required to pay the Investors damages in the amount prescribed in the Subscription Agreements.

The Company engaged placement agents for the offering. For their services, the placement agents received commissions totaling $773,355, or 6.5% of gross funds received (excluding funds received from affiliates of existing shareholders of the Company), and warrants (the “Placement Agent Warrants”) to purchase up to 85,164 shares of common stock, representing an aggregate of five percent of the shares of common stock sold in the offering (excluding shares sold to affiliates of existing shareholders of the Company), for a term of three years at an exercise price equal to $8.75 per share, subject to adjustment only upon certain corporate events, including stock dividends, distributions and reclassifications. Each of the placement agents represented that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act. The Registration Rights Agreements provide that the shares of common stock underlying the Placement Agent Warrants are to be included in the registration statement to be filed.

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This Current Report of Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. At the time of their issuance, the shares of common stock and the underlying shares of common stock issuable upon exercise of the warrants have not been registered under the Securities Act, or any applicable state securities laws and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.

Item 7.01.	Regulation FD Disclosure.

In connection with the placement of the Offered Securities described in Item 3.02 above, Philip Gay made a presentation to the Investors. The Company also issued a press release in connection with this offering on July 18, 2007. The presentation slides used and the press release are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2 and are incorporated herein solely for purposes of this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Investor presentation slides

99.2	Press release dated July 18, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.

Dated: July 18, 2007	By:	/s/ Philip Gay
Philip Gay
President and Chief Executive Officer

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